Exhibit 99.1

For Immediate Release	Investor Relations Contact:
November 27, 2006	Paul S. Lalljie (571) 434-5548 paul.lalljie@NeuStar.biz

Media Contact:
Elizabeth Penniman (571) 434-3481 elizabeth.penniman@NeuStar.biz
NeuStar Acquires Followap,
UK-based Enabler of Mobile IM Services in
Europe and Asia

Schedules conference call, web cast at 5 p.m. EST today
     STERLING, VA, November 27, 2006— NeuStar, Inc. (NYSE: NSR), a provider of essential communications services to the global communications and Internet industry, announced today that it has acquired Followap, Inc., a UK-based leading provider of mobile instant messaging (IM) products in Europe and Asia, for approximately $139 million in cash. NeuStar projects Followap revenue to exceed $25 million in 2007 and to more than double in 2008. NeuStar affirmed the 2006 full-year guidance issued on November 2, 2006, and confirmed that the acquisition of Followap did not impact its 2006 guidance.
Followap is a leading provider of next-generation communications solutions for network operators, delivering interoperability between operators and Internet portals in five different functional areas: instant messaging, presence, multimedia gateways, inter-carrier messaging hubs, and services for handset clients. Working with Europe’s leading mobile and fixed-line operators, Followap has a customer base of 17 mobile network operators (MNOs) that have over 160 million subscribers. Customers, such as Vodafone, Turkcell, 3 Group (Hutchison), Wind and Mobinil, all rely on Followap to provide them with innovative solutions to implement the operator-based, Personal IM service, as well as to provide mobile access to leading Internet IM portals.
Followap also works closely with leading Internet service providers (ISPs) and specializes in seamlessly connecting mobile subscribers to their favorite portal-based instant messaging applications, in addition to network operator-based services such as Personal IM. Followap’s advanced IM client solutions have recently been adopted by leading handset manufacturers. The GSM Association has identified Personal IM as a pan-industry, mobile operator-hosted, messaging service that is a critical complement and an upgrade to existing mobile messaging services, including text and multimedia messaging and telephone-number based presence. Personal IM will enhance services and capabilities for over 1.2 billion mobile messaging users globally—the largest, fully interoperable user community, short of voice telephony, which generates over $60 billion in revenues for mobile operators and sends over 1 trillion messages per year. As announced at the annual GSMA’s 3GSM World Congress 2006 in Barcelona, Personal IM is scheduled for a coordinated mobile industry launch starting in the first quarter of 2007 across major European and Asian markets.
Strategy Behind Acquisition
The Followap acquisition expands NeuStar’s platform for growth especially in mobile, IP and international markets. Followap furthers NeuStar’s strategy by extending and complementing our current beachhead initiatives in new growth markets such as the GSM Association root DNS service, the acquisition of UltraDNS and the development of the SIP-IX service.
First, Followap brings a large community of new customers outside of North America. Second, it makes NeuStar essential to a new, fast growing service for the wireless industry. And, third, it enables NeuStar to solve immediate infrastructure challenges the MNOs face in delivering advanced, IP-based services.
Followap will form the core of NeuStar’s Next Generation Messaging group and will complement NeuStar’s SIP-IX suite of interoperability product offerings and services. Combined with NeuStar’s technology depth, the Followap service and product suite will enable network operators worldwide to provide mobile instant messaging to their subscribers across networks and ISPs.
With the addition of Followap, NeuStar’s new mobile IM solution suite will now support:
•	Multimedia messaging and real-time communications

•	Mobile phone number-based addressing

•	Presence as well as soft-state availability information; turning the handset phonebook into a buddy list

•	Cross-carrier chat sessions and group messaging

•	Location-based information services using presence technology

•	Seamless interoperability amongst operators and backward compatibility with existing mobile messaging services
Commentary from Company Executives & Industry Observers
Jeff Ganek, NeuStar’s Chairman and Chief Executive Officer said, “Strong demand is emerging worldwide for Instant Messaging, and leading mobile network operators in Europe already depend on Followap’s products to deliver IM. Mobile network operators can rely on NeuStar and Followap for the necessary technical and service quality to support their growing IM volumes. By enabling IM, NeuStar will build on Followap’s strengths to deliver essential infrastructure services, in Europe and Asia.”

Dotan Volach, Followap’s Chief Executive Officer added, “We are pleased to join the NeuStar team. NeuStar’s next generation services, including SIP-IX, support and extend Followap’s products, and will enable the combined company to become the leading provider of infrastructure services essential to delivering IP data services over mobile networks.”
“NeuStar wrote a number of the key next-generation technology standards, such as the SIP protocol, as well as the ENUM-like directory standards for accessing phone number-based routing and mobile number portability data critical for IM interoperability,” said Mark Foster, NeuStar CTO. Foster continued, “Followap brings operator class-leading next-generation messaging products that, alongside NeuStar’s track record as a trusted provider of essential interoperability, directory, and managed services, position us collectively to support the full spectrum of industry needs for these vital services. The combination will offer messaging, presence, dynamic routing, and interworking services to network operators and internet portal providers around the globe.”
According to Pete Nuthall, Mobile & Wireless Industry Analyst of Frost & Sullivan Europe, “Mobile IM is the next major global messaging revenue opportunity, as it represents both the functional evolution of SMS and has an existing 1 billion plus global SMS user base into which it will grow. Followap is a world leader in mobile IM applications, presence, and inter-carrier messaging. NeuStar’s unique capabilities include deciphering and interpreting billions of connections initiated by thousands of service providers each day in a neutral and efficient manner. Combining the two is a significant win for the industry.”
Conference Call
NeuStar, Inc. will conduct an investor conference call to discuss the company’s acquisition of Followap, Inc. today at 5:00 p.m. (Eastern). Investors may access the conference call over the Internet via the Investor Relations tab of the company’s website (www.NeuStar.biz), or via telephone by dialing 800-817-4887 (international callers dial +1 913-981-4913) a few minutes prior to register. Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay of the call will be available through Monday, December 4, 2006 (Midnight Eastern Time) by dialing 888-203-1112 (international callers dial +1 719-457-0820) and entering replay PIN 9653748, or by going to the Investor Relations tab of the company’s website (www.NeuStar.biz).
NeuStar, Inc. will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.
About NeuStar, Inc.
NeuStar (NYSE: NSR) is a provider of essential clearinghouse and directory services to the Global communications and Internet industry. Visit NeuStar online at www.NeuStar.biz.

About Followap
Headquartered in London, Followap is the leading provider and an innovator of Presence, Instant Messaging and Interconnect solutions to the telecommunications industry. Visit Followap online at www.Followap.com
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about our expectations, beliefs and business results in the future. We have attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe our business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the risk that mobile instant messaging will not be widely adopted or used by end users, the uncertainty about whether we will be able to integrate our business with the business of Followap successfully, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results, both in our existing business and related to the business acquired from Followap, due to such factors as disruptions to our clearinghouse operations, modifications to our material contracts, increasing competition, market acceptance of our services, our ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent periodic reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.